Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Landmark Apartment Trust, Inc., or the Company, hereby certify, to their knowledge, that:
(1) the accompanying Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2015, or the Report, fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 10, 2015	By	/s/ STANLEY J. OLANDER, JR. *
Date		Stanley J. Olander, Jr.
Chief Executive Officer and Director
(principal executive officer)

August 10, 2015	By	/s/ GREG E. BROOKS *
Date		Greg E. Brooks
Chief Financial Officer
(principal financial officer)

The foregoing certification is being furnished with the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2015, pursuant to 18 U.S.C. § 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of our company, whether made before or after the date hereof, regardless of any general information language in such filing.

*  A signed original of this written statement required by Section 906 has been provided to Landmark Apartment Trust, Inc. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.